FIRST SUPPLEMENTAL INDENTURE
                           ----------------------------


             THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 22, 1994, to the INDENTURE, dated as of August 1, 1992, between CONTINENTAL HOMES HOLDING CORP., a Delaware corporation (the "Issuer"), and FIRST FIDELITY BANK, NATIONAL ASSOCIATION (formerly Fidelity Bank, National Association), a national banking association organized and existing under the laws of the United States of America, as trustee hereunder (the "Trustee").

                               W I T N E S S E T H :

             WHEREAS, the Issuer and the Trustee have heretofore executed and delivered an Indenture dated as of August 1, 1992 (the "Indenture") providing for the issuance by the Issuer of up to $75,000,000 in principal amount of its 12% Senior Notes Due August 1, 1999 (the "Securities");

             WHEREAS, the Issuer desires to amend the Indenture as set forth in this First Supplemental Indenture;

             WHEREAS, Section 9.02 of the Indenture provides, among other things, that, subject to certain exceptions not herein relevant, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Issuer and the Trustee may amend or supplement the Indenture or the Securities;

             WHEREAS, the Company has received consents to the amendments to the Indenture contained herein (the "Proposed Amendments") of Holders of at least a majority in aggregate principal amount of the Securities outstanding on the date hereof (the "Requisite Consents"); and

             WHEREAS,  all things  necessary  to make  this First  Supplemental
   Indenture a valid agreement of the Issuer and the Trustee and a valid amendment of and supplement to the Indenture and all of the conditions and requirements set forth in Section 9.02 of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

             NOW, THEREFORE, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:


                                    ARTICLE 1.

                              AMENDMENTS TO INDENTURE

             Section 1.1. Section 1.01 of the Indenture is hereby amended as follows:

             (1)  The  definition  of  "Bank  Facility"  shall  be  amended  by
   (i) deleting the words "a commitment" in the first line thereof and inserting, in lieu thereof, the words "one or more commitments", and
   (ii) deleting the words "for working capital or other general corporate purposes" in the third line thereof;

             (2) The definition of "EBITDA" shall be amended by inserting the language ", to the extent deducted in calculating Consolidated Net Income," following the word "plus" in the second line thereof;

             (3)  The  definition  of "Permitted  Liens"  shall  be amended  by
   (i) deleting clause (ii) thereof and replacing it in its entirety with the following language:

             "Liens securing a Warehouse Facility, provided that such Liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by the Company or any of its Subsidiaries;",

   (ii) deleting clauses (xi) and (xii) thereof and replacing them in their entirety with the following language:

             "(xi) Liens with respect to Acquisition Debt; provided that such Liens do not extend to any other assets of the Company or the assets of any of the Company's other Subsidiaries;
             (xii) Liens securing Refinancing Debt; provided that such Liens only extend to the assets securing the Debt being refinanced, such refinanced Debt was previously secured, and such Liens do not extend to any other assets of the Company or to the assets of the Company's other Subsidiaries;";

             (4) The definition of "Subsidiary" shall be amended by inserting "(i)" after "Person," in the first line thereof and inserting immediately before the period the following language:

             "or (ii) any partnership or joint venture at least a majority of the voting power of which is at the time directly or indirectly owned by such Person or one or more of the other Subsidiaries of that Person or a combination or successor thereof"; and

             (5) The definition of "Warehouse Facility" shall be deleted and replaced in its entirety with the following language:

             "'Warehouse Facility' means a Bank Facility to finance the making of FHA/VA and conforming conventional mortgage loans originated by the Company or any of its Subsidiaries.".


                  Section 1.2. Section 2.02 of the Indenture is hereby amended as follows:

                  (1) The first sentence in the fourth paragraph thereof shall be deleted and replaced in its entirety with the following language:

                       "The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $110,000,000, upon a written order or orders of the Company signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company."; and

                  (2) The word "such" shall be inserted in the second sentence of the fourth paragraph thereof after the words "issue of".

                  Section 1.3.  The definition of "Permitted Debt" contained in
   Section 4.10 of the Indenture is hereby amended as follows:

                  (1) The language in paragraph (b) thereof shall be deleted and replaced in its entirety with the following language:

             "Debt incurred under or in respect of a Bank Facility (including any guarantees related thereto) for working capital  or  general  corporate purposes,  Debt  evidenced by letters of credit, and guarantees of Debt of the Great Singing Hills joint venture in excess of amounts committed on the date of the Indenture and which are Incurred after the date of the Indenture; provided that the aggregate amount of all such Debt outstanding at any time pursuant to this clause
             (b) may not exceed $30,000,000;";

                  (2) The language in paragraph (c) thereof shall be deleted and replaced in its entirety with the following language:

             "Debt incurred under a Warehouse Facility; provided that the amount of such Debt (including funding drafts issued thereunder) outstanding  at any time pursuant  to this clause
             (c) may not exceed $30,000,000 and the amount of such Debt (excluding funding drafts issued thereunder) may not exceed 98% of the value of the Mortgages available to be pledged to secure Debt thereunder;";

                  (3) The word "the" in the parenthetical in paragraph (d) thereof shall be replaced with the word "a"; and

                  (4) The number "$500,000" in paragraph (h) thereof shall be replaced with "$5,000,000".



                                    ARTICLE 2.

                           AMENDMENT TO FORM OF SECURITY
                          -----------------------------


             Section 2.1. The face of the security is hereby amended by adding "FIRST" immediately preceding "FIDELITY" and adding "(formerly Fidelity Bank, National Association)" immediately following "ASSOCIATION,".

             Section 2.2. Paragraph 1 of the reverse of the security is hereby amended by deleting "February 1, 1993" in the second sentence thereof and replacing it with "on the first of such dates following the original issuance hereof."

             Section 2.3. Paragraph 4 of the reverse of the security is hereby amended by adding ", as it may be supplemented or amended from time to time in accordance with the terms thereof," immediately following "August 1, 1992" in the first sentence thereof and deleting "$75,000,000" in the fourth sentence thereof and replacing it with "$110,000,000".

             Section 2.4. Paragraph 3 of the reverse of the security is hereby amended by adding "First" immediately preceding "Fidelity" and adding "(formerly Fidelity Bank, National Association)" immediately following "Association".

             Section 2.5. Paragraph 16 of the reverse of the security is hereby amended by adding "First" immediately preceding "Fidelity" and adding "(formerly Fidelity Bank, National Association)" immediately following "Association".


                                    ARTICLE 3.

                                   MISCELLANEOUS


             SECTION 3.1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

             SECTION 3.2. Operation of Proposed Amendments. Upon the execution and delivery of this First Supplemental Indenture by the Trustee and the Issuer, the Proposed Amendments contained herein will become effective but will not become operative until after the expiration of the Consent Solicitation of the Issuer dated March 4, 1994.

             SECTION 3.3. Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this First Supplemental Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby ratified and confirmed.

             SECTION 3.4. Binding Effect. This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Indenture shall remain in full force and effect and continue to govern the parties thereto.

             SECTION 3.5. Counterparts. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

             SECTION 3.6.  Governing Law.   The laws of the State of  New York,
   without regard to principles of conflicts of law, shall govern this First Supplemental Indenture and the Securities.



             IN   WITNESS  WHEREOF,   the  parties   have  caused   this  First
   Supplemental Indenture to be duly executed, all as of the date first above written.

                                             CONTINENTAL HOMES HOLDING CORP.


                                             By: /s/   Donald R. Loback
                                                 -----------------------------
                                             Name:  Donald R. Loback
                                             Title: Co-Chief Executive Officer




                                             FIRST FIDELITY BANK, NATIONAL
                                               ASSOCIATION, as Trustee


                                             By: /s/   Howard R. Parker
                                                 ------------------------------
                                             Name:   Howard R. Parker
                                             Title:  Assistant Vice President